Exhibit 99.1

Bulldog Technologies RFID (ZigBee) Data Collection Tag and Reader System

Passes FCC and Industry Canada Regulatory Testing

- Company Begins Shipping Products -

RICHMOND, British Columbia, November 22, 2005 -- Bulldog Technologies Inc. (OTC BB: BLLD), premier provider of wireless security solutions and sensor networks that monitor, track and secure assets in the supply chain, announced today that Bulldog’s RFID sensor network system has met FCC (US Federal Communications Commission) and Industry Canada radio frequency device regulatory requirements. Used for a variety of critical monitoring tasks involving commercial transportation and storage of perishable goods, Bulldog’s RFID sensor network solution addresses the quality control requirements of producers, transportation elements, wholesalers and merchants.

The Bulldog-developed and deployed sensor network solution measures and monitors the temperature of produce containers, refrigerated trucks, milk tankers and grocery store coolers while delivering real time data to a PC based monitoring application.  This wireless sensor network consists of 2.45GHz IEEE 802.15.4 (ZigBee; similar to Blue Tooth) based RF tags and readers.  The tags are designed to collect temperature data and transmit the data in real-time to a network of readers. The application monitors predetermined thresholds and, if exceeded, an alarm is issued via an email or a SMS text message.  This alarm alerts personnel and enables corrective action to be taken before spoiling can occur, preventing complete or partial losses, insurance claims and delayed delivery.

ZigBee is a global standard that addresses the unique needs of remote monitoring & control, and sensory network applications; enables broad-based deployment of wireless networks with low cost, low power solutions; and provides the ability to run for years on inexpensive primary batteries for typical monitoring applications.  Bulldog had selected ZigBee as the preferred platform to develop wireless security and sensor network applications.

For further information on ZigBee visit www.zigbee.org

“As developers of middleware for ZigBee wireless networks, we’ve had the privilege of working with numerous products and solutions from various companies,” said Tim Enwall, CEO of Tendril Networks. “We normally set aside a certain amount of time for joint projects like the Bulldog sensor network solution, however this particular project took much less time than anticipated due to the reliability and solid architecture of  Bulldog ZigBee RFID tags and readers, not to mention the level of knowledge, professionalism and commitment of the Bulldog team.”

About Bulldog Technologies

Bulldog is a designer and manufacturer of wireless security solutions and sensor networks, BOSS™ (Bulldog Online Security Solution), that monitor and secure valuable cargo in the global supply chain. Bulldog’s solutions use advanced wireless technologies and easy to use web-based software to track, monitor and secure goods in transit, stored in distribution centers, in ports and holding yards.

For further information, visit Bulldog on the Web at http://www.bulldog-tech.com

Contact Information:

Press Contact
Jan Roscovich
Bulldog Technologies Inc.
Email: jroscovich@bulldog-tech.com

SAFE HARBOR STATEMENT: This news release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward- looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "future", "plan" or "planned", "will" or "should", "expected", "anticipates", "draft", "eventually" or "projected". You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements, including the risks that our products may not achieve customer acceptance or that they will not perform as expected, that customer trials will not lead to future sales, and other risks identified in our annual report on Form 10-K and other filings with the SEC. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof and Bulldog Technologies Inc. undertakes no obligation to update such statements.